UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2007

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2677 Prosperity Avenue, Suite 400, Fairfax Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 852-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On January 20, 2007, Analex Corporation, a Delaware corporation (“Analex”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QinetiQ North America Operations, LLC, a Delaware limited liability company (“Parent”) and Apollo Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are subsidiaries of QinetiQ Group plc (“QinetiQ”), a publicly-traded international defense and security technology company organized under the laws of the United Kingdom. QinetiQ has unconditionally guaranteed the full and complete performance by Parent and Merger Sub of their obligations under the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub has agreed to commence a cash tender offer (the “Offer”) for all of Analex’s outstanding shares of common stock, par value $0.02 per share (the “Common Stock”), at a purchase price of $3.70 per share in cash, without interest (subject to applicable withholding taxes) (the “Offer Price”). The obligation of Parent and Merger Sub to consummate the Offer is subject to the condition that a majority of the sum of (i) the total number of outstanding shares of Common Stock plus (ii) the number of shares issuable upon exercise of outstanding options, warrants, conversion privileges and other similar rights, shall have been validly tendered prior to the expiration of the Offer and not withdrawn (the “Minimum Condition”). The consummation of the Offer is also subject to the satisfaction of other customary conditions, including various government approvals. Required government approvals include (i) that any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of shares pursuant to the Offer shall have expired or been terminated prior to the expiration date of the Offer, (ii) written confirmation by the Committee on Foreign Investment in the United States of the successful completion of the review process under the Exon-Florio amendment to the Defense Production Act of 1950, as amended, with respect to the acquisition, (iii) certain approvals from the Defense Security Service (DSS) of the United States Department of Defense and, if applicable, the United States Department of Energy, and (iv) any approvals required by the United States Department of State Directorate of Defense Trade Controls under the International Traffic in Arms Regulations.

Following Parent’s purchase of Common Stock pursuant to the Offer, Merger Sub will be merged with and into Analex with Analex surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Each issued and outstanding share of Common Stock, other than shares of Common Stock held in the treasury of Analex or owned by Parent or any subsidiary of Parent or Analex and shares of Common Stock held by stockholders who properly demand appraisal and comply with the provisions of Delaware law, will be converted into the right to receive the Offer Price.

All Analex stock options and stock-only stock appreciation rights, whether or not exercisable, will be cancelled and the holder will be entitled to receive a cash payment with respect to such securities pursuant to the terms of the Merger Agreement. In addition, all outstanding restricted shares will become fully vested and free of any forfeiture restrictions, allowing the holder to tender such restricted shares in the Offer. As noted below, pursuant to the Conversion, Tender and Voting Agreement, all Convertible Securities (as defined below) will be converted into Common Stock and tendered in the Offer.

The Merger Agreement contains customary representations and warranties of Analex, Parent and Merger Sub. The Merger Agreement contains customary termination provisions, including, without limitation, that the agreement may be terminated by either Analex or Parent if the Offer is not consummated by the close of business on July 31, 2007, other than due to the failure of the terminating party to fulfill its obligations under the Merger Agreement. The Merger Agreement requires Analex to pay a $5.679 million termination fee to Parent under certain limited circumstances.

Pursuant to the Merger Agreement, under certain circumstances Analex has agreed to issue to Parent a number of shares of Common Stock at the Offer Price as is necessary for Merger Sub to obtain at least ninety percent (90%) of the then issued and outstanding shares of Common Stock. The option will expire if the Merger Agreement is terminated.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Execution of the Merger Agreement was announced in the Company’s press release dated January 20, 2007, which is being furnished to, but not filed with, the Securities and Exchange Commission as Exhibit 99.1 to this Form 8-K.

In addition, in connection with the Offer and the Merger, Analex’s Board, upon the recommendation of the Board’s Compensation Committee, approved transaction bonuses to be paid to Sterling E. Phillips, Jr., Analex’s Chairman and Chief Executive Officer, C. Wayne Grubbs, Analex’s Senior Vice President, Chief Financial Officer and Treasurer, and Michael G. Stolarik, Analex’s President and Chief Operating Officer. Upon the consummation of the Offer, each of Messrs. Phillips, Grubbs and Stolarik will be entitled to receive transaction bonuses of approximately $1,140,000, $735,000 and $850,000, respectively.

CONVERSION, TENDER AND VOTING AGREEMENT

In connection with the Merger Agreement, Analex, Parent, Merger Sub and certain large institutional holders of securities of Analex (the “Security Holders”), including holders of the preferred securities of Analex, that are convertible into shares of Common Stock, debt securities that are convertible into preferred securities and warrants to purchase Common Stock (the “Convertible Securities”) entered into a Conversion, Tender and Voting Agreement, dated January 20, 2007 (the “Tender Agreement”). Pursuant to the Tender Agreement, and upon the terms and subject to the conditions described therein, each Security Holder irrevocably agreed to (i) convert each Convertible Security held by the holder into shares of Common Stock, (ii) tender all shares of Common Stock held by such holder (including shares of Common Stock acquired as a result of the conversion), and (iii) vote all Convertible Securities and/or shares of Common Stock held by the Security Holder in favor of the Merger and against any competing transaction. As of the date hereof, the Security Holders own Convertible Securities convertible into approximately 24,425,045 shares of Common Stock. This number of shares is sufficient to satisfy the Minimum Condition. The Tender Agreement shall automatically terminate if the Merger Agreement is terminated.

A copy of the Tender Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the expiration date of options held by Sterling E. Phillips, Jr. (the “Options”) to purchase 713,079 shares of Common Stock was extended ninety days to April 23, 2007. The expiration date was extended to permit the Options to be cancelled in exchange for the right to receive cash payments in accordance with the Merger Agreement.

Item 7.01.	Regulation FD Disclosure.

On January 20, 2007, the Company issued a press release announcing that the Company had entered into the Merger Agreement with Parent and Merger Sub.

The Company is furnishing the press release as Exhibit 99.1 to this Form 8-K. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated January 20, 2007 by and among Analex Corporation, QinetiQ North America Operations, LLC and Apollo Merger Sub Inc.

10.1	Conversion, Tender and Voting Agreement dated January 20, 2007 by and among Analex Corporation, QinetiQ North America Operations, LLC, Apollo Merger Sub Inc., New York Life Capital Partners II, L.P., General Electric Pension Trust, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

99.1	Press Release of Analex dated January 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: January 23, 2007	/S/ C. WAYNE GRUBBS
C. Wayne Grubbs
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated January 20, 2007 by and among Analex Corporation, QinetiQ North America Operations, LLC and Apollo Merger Sub Inc.

10.1	Conversion, Tender and Voting Agreement dated January 20, 2007 by and among Analex Corporation, QinetiQ North America Operations, LLC, Apollo Merger Sub Inc., New York Life Capital Partners II, L.P., General Electric Pension Trust, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

99.1	Press Release of Analex dated January 20, 2007.